Exhibit 32.1

Section 1350 Certifications

I, John R. Plachetka, Pharm.D., Chief Executive Officer, and I, John E. Barnhardt, Vice President of Finance and Administration (Principal financial and accounting officer), of POZEN Inc., a Delaware corporation (the “Company”), hereby certify that, to my knowledge:

(1) The Company’s periodic report on Form 10-Q for the period ended June 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

*   *   *

CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER

/s/ John R. Plachetka		/s/ John E. Barnhardt
John R. Plachetka, Pharm.D.		John E. Barnhardt

Date:	July 30, 2004	Date:	July 30, 2004

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